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                                   EXHIBIT 99
                                   ----------

                                REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        FORT THOMAS FINANCIAL CORPORATION

                        FORT THOMAS FINANCIAL CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                  _______, 2000

         The undersigned shareholder of Fort Thomas Financial Corporation ("FTFC") hereby appoints __________, ____________ and ____________, or any one
of them, as the proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of FTFC to be held at Comfort Inn Suites, 420 Riverboat Row, Newport, Kentucky, on ____________, 2000, at __:00 _.m. Eastern Time (the "Special Meeting"), all of the common shares of FTFC that the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposal, which is described in the accompanying Prospectus and Proxy Statement:

         The adoption of the Agreement of Merger and Plan of Reorganization dated December 21, 1999, by and among Fort Thomas Financial Corporation, Fort Thomas Savings Bank, FSB, The Bank of Kentucky Financial Corporation and The Bank of Kentucky, Inc. :

         [ ]    FOR       [ ]    AGAINST        [ ]    ABSTAIN

The Board of Directors recommends a vote "FOR" the proposal listed above.

UNLESS THIS PROXY IS REVOKED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR OF THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN ACCORDANCE WITH THE DETERMINATION OF THE FTFC BOARD OF DIRECTORS.

         IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.


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At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Shareholders of FTFC and of the accompanying Prospectus and Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


____________________________                _________________________________
Signature                                   Signature


____________________________                _________________________________
Print or Type Name                          Print or Type Name


Dated: _____________________                Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.